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                                                                    EXHIBIT 3.10

                          CERTIFICATE OF INCORPORATION

                                       OF

                                [NAME OF ENTITY]

                  FIRST: The name of the corporation is ________________________ _________(the "Corporation").

                  SECOND: The registered office of the Corporation is located at _______________________________________________________________. The name of the registered agent of the Corporation at such address is ________________________.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware; provided that the Corporation's activities shall be confined to the maintenance and management of its intangible investments and the collection and distribution of the income from such investments or from tangible property physically located outside Delaware, all as defined in, and in such manner to qualify for exemption from income taxation under, Section 1902(b)(8) of Title 30 of the Delaware Code, or under the corresponding provision of any subsequent law.

                  FOURTH: The Corporation shall have authority to issue ________ _____________________ shares of common stock, having a par value of _______ per share.

                  FIFTH: The Corporation shall indemnify directors and officers of the Corporation to the fullest extent permitted by law.



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                  SIXTH: The directors of the Corporation shall incur no
personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director; provided, however, that the directors of the Corporation shall continue to be subject to liability (i) for any breach of their duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the directors derived an improper personal benefit. In addition, the personal liability of directors shall further be limited or eliminated to the fullest extent permitted by any future amendments to Delaware law.

                  SEVENTH: The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, the number of members of which shall be set forth in, or determined in accordance with, the bylaws of the Corporation. The directors need not be elected by ballot unless required by the bylaws of the Corporation.

                  EIGHTH: The directors of the Corporation shall have the power to make, alter or amend the bylaws.

                  NINTH: Meetings of the stockholders shall be held within the State of Delaware (except as required by the General Corporation Laws of the State of Delaware) at such place and time as determined by the stockholders. The books of the Corporation shall be kept in the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

                  TENTH: The Corporation shall have no power and may not be authorized by its stockholders or directors (i) to perform or omit to do any act that would prevent or inhibit the Corporation from qualifying, or cause the Corporation to lose its status, as a corporation exempt from the Delaware Corporation Income Tax under Section 1902(b)(8) of Title 30 of the Delaware

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Code, or under the corresponding provision of any subsequent law, or (ii) to conduct any physical activities outside of Delaware which could result in the Corporation being subject to tax outside of Delaware.

                  ELEVENTH:  The name and mailing address of the incorporator is
________________________________________________________________________.

                  TWELFTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereinafter prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

                  THIRTEENTH: The powers of the incorporator shall terminate upon the election of directors.

                  THE UNDERSIGNED INCORPORATOR, for the purpose of forming a corporation under the laws of the State of Delaware does make, file and record this Certificate of Incorporation, and accordingly, does hereby execute this certificate this _____ day of __________________, 200_.

                                            SOLE INCORPORATOR



                                            By:_______________________________
                                               Name:

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                                    EXHIBIT A

Toll Arizona LP Company, Inc.
Toll Arizona-II LP Company, Inc.
Toll California LP Company, Inc.
Toll Colorado LP Company, Inc.
Toll Connecticut LP Company, Inc.
Toll Connecticut II LP Company, Inc.
Toll Delaware LP Company, Inc.
Toll Delaware-II LP Company, Inc.
Toll Florida LP Company, Inc.
Toll Florida-II LP Company, Inc.
Toll Illinois LP Company, Inc.
Toll Maryland LP Company, Inc.
Toll Maryland-II LP Company, Inc.
Toll Massachusetts LP Company, Inc.
Toll Massachusetts-II LP Company, Inc.
Toll Michigan LP Company, Inc.
Toll Michigan-II LP Company, Inc.
Toll Mid-Atlantic LP Company, Inc.
Toll Mid-Atlantic Note Company, Inc.
Toll Midwest LP Company, Inc.
Toll Midwest Note Company, Inc.
Toll New Hampshire LP Company, Inc.
Toll New Hampshire-II LP Company, Inc.
Toll New Jersey LP Company, Inc.
Toll New Jersey-II LP Company, Inc.
Toll New York LP Company, Inc.
Toll New York-II LP Company, Inc.
Toll North Carolina LP Company, Inc.
Toll North Carolina-II LP Company, Inc.
Toll Northeast LP Company
Toll Northeast Note Company, Inc.
Toll Ohio LP Company, Inc.
Toll Ohio-II LP Company, Inc.
Toll Pennsylvania LP Company, Inc.
Toll Pennsylvania-II LP Company, Inc.
Toll Rhode Island LP Company, Inc.
Toll Rhode Island-II LP Company, Inc.
Toll South Carolina LP Company, Inc.
Toll South Carolina-II LP Company, Inc.
Toll Southeast LP Company, Inc.
Toll Southeast Note Company, Inc.
Toll Southwest LP Company, Inc.
Toll Southwest Note Company, Inc.
Toll Texas LP Company, Inc.
Toll Texas-II LP Company, Inc.
Toll West Coast LP Company, Inc.
Toll West Coast Note Company, Inc.
Toll Nevada LP Company, Inc.
Toll Virginia LP Company, Inc.
Toll Virginia-II LP Company, Inc.

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